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                    WELLS FARGO ASSET SECURITIES CORPORATION


                                    (Seller)

                                       and

                WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION

                                (Master Servicer)

                                       and

                      WACHOVIA BANK, NATIONAL ASSOCIATION,

                                    (Trustee)

                                 AMENDMENT NO. 1

                            Dated as of June 20, 2003

                                       TO

                                       the

                         POOLING AND SERVICING AGREEMENT

                          Dated as of February 26, 2003

                                 $900,457,254.08
                       Mortgage Pass-Through Certificates
                                  Series 2003-1

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



            AMENDMENT NO. 1, dated as of June 20, 2003, ("Amendment"), to the Pooling and Servicing Agreement, dated as of February 26, 2003 (the "Agreement"), among WELLS FARGO ASSET SECURITIES CORPORATION, as Seller, WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION, as Master Servicer, and WACHOVIA BANK, NATIONAL ASSOCIATION, as Trustee.

            WHEREAS, Section 10.01(a)(i) of the Agreement provides, among other things, that the Seller, the Master Servicer and the Trustee may amend the Agreement, subject to certain provisos, without the consent of the Holders of Certificates for the purpose of curing any ambiguity or mistake in the provisions of the Agreement.

            WHEREAS, the Seller, the Master Servicer and the Trustee desire to amend the Agreement, as set forth in this Amendment to cure a mistake.

            NOW THEREFORE, in consideration of the mutual agreements herein contained, the Seller, the Master Servicer and the Trustee agree as follows:

            All terms used in this Amendment which are defined in the Agreement, either directly or by reference therein, have the meanings assigned to them therein, except to the extent such terms are defined or modified in this Amendment or the context clearly requires otherwise.

            Section 1. Amendment of Section 11.06. Section 11.06 of the Agreement is hereby amended to read in its entirety as follows:

            Section 11.06 Original Aggregate Non-PO Principal Balance.

                  (a) Original Aggregate Non-PO Principal Balance for Group I.

            The Original Aggregate Non-PO Principal Balance for Group I is $499,785,603.71.

                  (b) Original Aggregate Non-PO Principal Balance for Group II.

            The Original Aggregate Non-PO Principal Balance for Group II is $400,038,740.29.

            Section 2. Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same instrument.

            Section 3. Ratification of Agreement. Except as modified and expressly amended by this Amendment, the Agreement is in all respects ratified and confirmed, and all the terms, provisions and conditions thereof shall be and remain in full force and effect.

            Section 4. Governing Law. This Amendment shall be construed in accordance with the laws of the State of New York (without regard to conflicts of laws principles), and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

            IN WITNESS WHEREOF, the Seller, the Master Servicer and the Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized, all as of the day and year first above written.


                                    WELLS FARGO ASSET SECURITIES CORPORATION
                                        as Seller


                                    By:
                                        --------------------------------
                                        Name:  Susan M. Hughes
                                        Title: Vice President


                                    WELLS FARGO BANK MINNESOTA, NATIONAL
                                   ASSOCIATION
                                        as Master Servicer


                                    By:
                                        --------------------------------
                                        Name:  William B. Hill, III
                                        Title: Vice President


                                    WACHOVIA BANK, NATIONAL ASSOCIATION
                                        as Trustee


                                    By:
                                        --------------------------------
                                        Name:
                                        Title:
Attest:
By:
     -------------------------
     Name:
     Title:

STATE OF MARYLAND       )
                         ss.:
COUNTY OF MONTGOMERY    )

            On this 20th day of June, 2003, before me, a notary public in and for the State of Maryland, personally appeared Susan M. Hughes, known to me who, being by me duly sworn, did depose and say that she resides in Potomac, Maryland; that she is a Vice President of Wells Fargo Asset Securities Corporation, a Delaware corporation, one of the parties that executed the foregoing instrument; and that she signed her name thereto by order of the Board of Directors of said corporation.


-------------------------
Notary Public


[NOTARIAL SEAL]

STATE OF MARYLAND       )
                         ss.:
COUNTY OF FREDERICK     )

            On this 20th day of June, 2003, before me, a notary public in and for the State of Maryland, personally appeared William B. Hill, III, known to me who, being by me duly sworn, did depose and say that he resides in Frederick, Maryland; that he is a Vice President of Wells Fargo Bank Minnesota, National Association, a national banking association, one of the parties that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said association.


-------------------------
Notary Public


[NOTARIAL SEAL]

STATE OF NORTH CAROLINA )
                               ss.:
COUNTY OF MECKLENBURG   )

            On this 20th day of June, 2003, before me, a notary public in and for the State of North Carolina, personally appeared _____________________, known to me who, being by me duly sworn, did depose and say that he resides at __________________, North Carolina; that he is a _____________________ of
Wachovia Bank, National Association, a national banking association, one of the parties that executed the foregoing instrument; and that s/he signed his name thereto by order of the Board of Directors of said corporation.


-------------------------
Notary Public


[NOTARIAL SEAL]